Exhibit 10.1

EXECUTION VERSION

ASSIGNMENT AND AMENDING AGREEMENT FOR

MASTER AGREEMENT

This Assignment and Amending Agreement dated October 1, 2015 (this “Agreement”) is made by and among Genworth MI Canada Inc., a corporation existing under the laws of Canada (“Genworth Canada”), Brookfield Life Assurance Company Limited, a company existing under the laws of Bermuda (“Brookfield”), Genworth Holdings, Inc., a corporation existing under the laws of the State of Delaware (“Genworth Holdings”), Genworth Financial, Inc., a corporation existing under the laws of the State of Delaware (“Genworth Financial”), Genworth Financial Mortgage Insurance Company Canada, a corporation existing under the laws of Canada (“GFMICC”) and Genworth Financial International Holdings, LLC, a limited liability company existing under the laws of the State of Delaware (“GFIH”).

RECITALS

A.	Genworth Canada, Brookfield, Genworth Holdings, Genworth Financial and GFMICC are parties to a Master Agreement dated July 7, 2009, as amended April 1, 2013 (the “Master Agreement”).

B.	Pursuant to Section 8.11 of the Master Agreement, any party to the Master Agreement may assign its rights under the Master Agreement to a third party transferee who agrees in writing to be bound by the terms and conditions of the Master Agreement.

C.	Pursuant to a resolution of the board of directors of Brookfield dated September 24, 2015, Brookfield has declared a distribution payable to GFIH in the form of 37,295,251 common shares in the capital of Genworth Canada and the special share of Genworth Canada (collectively, the “Transferred Shares”), being all of the shares of Genworth Canada held by Brookfield.

D.	The Transferred Shares will be distributed by Brookfield to GFIH effective as of the date hereof.

E.	Genworth Financial will undertake an internal reorganization pursuant to which Brookfield will be wound-up and dissolved.

F.	Brookfield wishes to assign its rights and obligations under the Master Agreement to GFIH pursuant to Section 8.11 of the Master Agreement concurrently with the distribution of the Transferred Shares by Brookfield to GFIH.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Assignment of Master Agreement. Pursuant to Section 8.11 of the Master Agreement, Brookfield hereby assigns to GFIH all of its rights and obligations under the Master Agreement upon its distribution of the Transferred Shares to GFIH, whereupon GFIH shall become a party to the Master Agreement.

2.	Assumption of Master Agreement. GFIH covenants and agrees to be bound by all of the terms and conditions of the Master Agreement as if it was an original signatory thereto.

3.	Acknowledgement of Genworth Canada. Genworth Canada acknowledges the assignment and transfer by Brookfield to GFIH, and the assumption by GFIH, of the rights and obligations of Brookfield under the Master Agreement as set forth in this Agreement.

4.	Notices. GFIH acknowledges that for the purposes of Section 8.06 of the Master Agreement, all notices, requests, claims, demands and other communications shall be given or made to:

Genworth Financial International Holdings, LLC

6620 West Broad Street, Building 1

Richmond, VA 23230

Attention: Secretary

Phone: (804) 662-2560

Fax: (804) 662-2414

5.	Amendment to the Master Agreement. The Master Agreement is hereby amended by deleting Brookfield’s address for notices, requests, claims, demands and other communications in Section 8.06 of the Master Agreement.

6.	Removal as Party. Following the effectiveness of the distribution of the Transferred Shares by Brookfield to GFIH, Brookfield will cease to be a party to the Master Agreement.

7.	Authority. Each of the parties hereto represents to the other that: (i) it has the corporate (or other organizational) power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate (or other organizational) action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with the terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

8.	Part of Master Agreement. This Agreement shall be deemed to form part of the Master Agreement.

9.	Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario irrespective of the choice of laws principles.

10.	Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF each of the parties hereto has caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENWORTH MI CANADA INC.

Per:	/s/ Philip Mayers	/s/Stuart Levings
Name:	Philip Mayers	Stuart Levings
Title:	SVP & CFO	President & CEO

BROOKFIELD LIFE ASSURANCE COMPANY LIMITED

Per:	/s/ Richard J. Oelhafen, Jr.
Name:	Richard J. Oelhafen, Jr.
Title:	Vice President

GENWORTH HOLDINGS, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Executive Vice President & General Counsel

GENWORTH FINANCIAL, INC.

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Executive Vice President & General Counsel

GENWORTH FINANCIAL MORTGAGE INSURANCE COMPANY CANADA

Per:	/s/ Philip Mayers	/s/Stuart Levings
Name:	Philip Mayers	Stuart Levings
Title:	SVP & CFO	President & CEO

GENWORTH FINANCIAL INTERNATIONAL HOLDINGS, LLC

Per:	/s/ Ward E. Bobitz
Name:	Ward E. Bobitz
Title:	Vice President & Secretary